Exhibit 99.1

ASSET PURCHASE AGREEMENT

BY AND AMONG

NEXT GENERATION HOLDING, L.L.C.,

NEXT GENERATION EQUITY RESEARCH, L.L.C.

TIMOTHY M. FIERCE AND MICHAEL W. BOEHM,

HUDSON HOLDING CORPORATION

AND

HUDSON SECURITIES, INC.

This ASSET PURCHASE AGREEMENT (“Agreement”), dated as of March 2, 2010, is entered into by and among Next Generation Holding, L.L.C., an Illinois limited liability company (“Next Generation”), Next Generation Equity Research, L.L.C., an Illinois limited liability company (“Research”), Hudson Holding Corporation, a Delaware corporation (“Hudson”), and Hudson Securities, Inc., a Delaware corporation and wholly-owned subsidiary of Hudson (“Hudson Securities”), and Timothy M. Fierce (“Fierce”) and Michael W. Boehm (“Boehm”) in respect of Section 4 and Section 8.

W I T N E S S E T H

Recitals

WHEREAS, Next Generation (x) is engaged in a research and investment banking business (the “Research and IB Business”) through Research, its wholly owned subsidiary, and (y) serves as investment manager of a hedge fund through Spark Capital Management, LLC, an Illinois limited liability company (“Spark”), its wholly owned subsidiary;

WHEREAS, Spark is the Managing Member of Spark Fund, LLC (the “Onshore Fund”) and the investment manager of Spark Fund Ltd. (the “Offshore Fund”) (the Onshore Fund and the Offshore Fund hereinafter referred to collectively as the “Spark Business”) (the Research and IB Business and the Spark Business is hereinafter collectively referred to as the “Business”);

WHEREAS, Hudson Securities desires to purchase, and Next Generation desires to sell (the “Equity Purchase”), all of the equity interest in Spark to Hudson (the “Spark Equity”);

WHEREAS, Hudson desires to purchase, and Research desires to sell (the “Asset Purchase”), certain of Research’s assets used or useful in the operation of the Research and IB Business as specified herein, and to assume only certain liabilities of Research specified herein;

WHEREAS, Next Generation desires to consummate the Equity Purchase, and Research desires to consummate the Asset Purchase, in each case, in exchange for shares of Hudson common stock to be received upon terms set forth herein, the payment in full of the Associated Bank Note (as defined herein) and the assumption of specified liabilities, all in accordance with the terms and conditions set forth herein; and

WHEREAS, the parties intend and contemplate that the Equity Purchase and the Asset Purchase contemplated by this Agreement (collectively, the “Transactions”) will be consummated as set forth hereinafter.

NOW, THEREFORE, in consideration of these premises and the mutual agreements, covenants, representations and warranties herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE 1.

PURCHASE AND SALE OF ACQUIRED ASSETS;

ASSUMPTION OF RESEARCH LIABILITIES

1.1 Acquired Assets.

(a) Subject to the terms and conditions of this Agreement, on the Closing Date (as defined herein), (x) Hudson shall purchase from Research, and Research shall sell, transfer, assign, convey and deliver, or cause to be sold, transferred, assigned, conveyed and delivered, to Hudson, all right, title and interest in and to the acquired assets, as set forth in Schedule 1.1 of the Next Generation Disclosure Schedule, and (y) Hudson shall purchase from Next Generation, and Next Generation shall sell, transfer, assign, convey and deliver to Hudson, all of the existing membership interests of Spark (collectively, the “Acquired Assets”), free and clear of any security interests, obligations, mortgages, pledges, claims, liens, contingencies, restrictions or encumbrances of any kind (“Liens”).

(b) Without in any way limiting the generality of the foregoing, on the Closing Date, Hudson shall purchase from Research, and Research shall sell, transfer, assign, convey and deliver, or cause to be sold, transferred, assigned, conveyed and delivered, to Hudson, all right, title and interest in and to the following Acquired Assets:

(i) the contracts, agreements and legally binding instruments (whether in writing or oral) set forth in Schedule 1.1(b)(i) of the Next Generation Disclosure Schedule (collectively, the “Contracts”);

(ii) the machinery, computers, equipment and supplies set forth in Schedule 1.1(b)(iii) of the Next Generation Disclosure Schedule and all other tangible or intangible property owned by Research and used by Research exclusively in connection with the operation of the Research and IB Business;

(iii) the right to the services of the Employees (as defined herein);

(iv) all money security deposits and any advance payments made with respect to Assumed Liabilities (as defined herein); and

(v) all rights of recovery, defenses, setoffs and counter claims of any kind directly relating to or directly affecting the Acquired Assets or the Assumed Liabilities, including, but not limited to, claims, causes of action and rights under, pursuant to or arising from all warranties, representations, guarantees and agreements made by Persons (as defined herein) in connection with the Acquired Assets and the Assumed Liabilities, provided that Next Generation shall have and retain the right (without in any way limiting the rights transferred to Hudson Securities hereunder) to assert claims, causes of action and rights against Persons in connection with Next Generation’s indemnification obligations hereunder.

(c) Without in any way limiting the generality of the foregoing, on the Closing Date, Hudson shall purchase from Next Generation, and Next Generation shall sell, transfer, assign, convey and deliver, or cause to be sold, transferred, assigned, conveyed and delivered, to Hudson, the Spark Equity.

1.2 Excluded Assets. Notwithstanding anything in this Agreement to the contrary, and except as provided in Section 1.1, the Acquired Assets shall not include the “Excluded Assets”, each as set forth in Schedule 1.2 of the Next Generation Disclosure Schedule, and neither Hudson nor Hudson Securities shall in any way be construed as having purchased or acquired (or be obligated to purchase or acquire) any interest whatsoever in any such Excluded Assets.

1.3 Assumed Liabilities. Hudson Securities shall assume and agree to pay, discharge and perform when due, as appropriate, only (a) the liabilities set forth on Schedule 1.3 of the Next Generation Disclosure Schedule arising after the Closing Date, and (b) the liabilities arising after the Closing Date with respect to the Acquired Assets (including the Contracts) (collectively, the “Assumed Liabilities”).

1.4 Excluded Liabilities. Notwithstanding anything in this Agreement to the contrary, and except as provided in Section 1.3, Hudson and Hudson Securities are not assuming and are not becoming responsible for (a) any liability for payments to employees of Next Generation, Research or Spark, including benefits, for pre-closing services, accrued vacation pay, or employee benefit plans, (b) any liability with respect to the Excluded Assets, or (c) any liability of Next Generation , Research or Spark other than the Assumed Liabilities (collectively, the “Excluded Liabilities”).

1.5 Transfer Taxes. Hudson or Hudson Securities, as the case may be, shall only be responsible for, and shall promptly pay in full when due, any and all transfer and sales taxes that may be incurred by Hudson, Hudson Securities, Next Generation or any of their respective Affiliates (as defined herein) in connection with the sale and transfer of the Acquired Assets contemplated by this Agreement, including, without limitation, any recordation, transfer, documentary taxes and fees, stamps and any sales, use, excise and value added taxes. Hudson shall be responsible for preparing and filing on time any return relating to such transfer and sales taxes and shall promptly provide a copy of such return(s) to Next Generation. Next Generation agrees to take all actions reasonably requested by Hudson to minimize any sales, use and other transfer taxes and fees incurred in connection with the assignment, conveyance, transfer and/or delivery of the Acquired Assets hereunder. Next Generation further agrees to deliver all certificates reasonably requested by Hudson to verify the fact of such actions.

1.6 Allocation of Consideration. The Purchase Price (as defined herein) received by Next Generation and Research for the Acquired Assets will be allocated (x) between the Equity Purchase and the Asset Purchase and (y) among the Acquired Assets, as mutually agreed upon by Hudson and Next Generation and to which the parties shall negotiate in good faith. At the Closing, the foregoing allocation shall be set forth on Exhibit “A”

1.7 Cooperation and Records Retention. For a period equal to the greater of (a) three (3) years after the Closing Date, and (b) the period of time necessary to enable each party to discharge its regulatory and record retention obligations under Applicable Law (as defined herein), each party shall (i) provide the other with such assistance as may reasonably be requested in connection with (A) the preparation of any Tax Returns (as defined herein), (B) any FINRA or SEC investigation, or (C) any audit or other examination by any taxing authority, regulatory agency or any judicial or administrative proceedings, (ii) retain and provide the other with any records or other information which may be relevant to any such return, report, investigation, audit or examination, proceeding or determination, which records and information will be retained in accordance with the requirements of any Applicable Law, and (iii) provide the other with any final determination of any such investigation, audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other for any period. Each party shall keep copies of such records and shall provide copies of such records to the other upon the others’ request and at the others’ expense.

1.8 Assignment of Certain Acquired Assets. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to sell, convey, assign or transfer any of the Contracts, if an attempted sale, conveyance, assignment or transfer thereof, without the consent or approval of another party thereto or a Governmental Authority (as defined herein), would constitute a breach of, or in any way affect the rights of Next Generation, Research, Hudson or Hudson Securities with respect to such Contracts (the “Non-assignable Contracts”). Within 45 days of the Closing Date, at the cost and expense of Next Generation, Next Generation shall use commercially reasonable efforts to obtain all of the consents, novations and approvals listed in Schedule 1.8 of the Next Generation Disclosure Schedule with respect to the Non-assignable Contracts being transferred to Hudson Securities on the Closing Date. If any such consent is not obtained, at the cost and expense of Next Generation, Next Generation shall use commercially reasonable efforts to cooperate with Hudson Securities to provide for Hudson Securities’ rights and benefits under any or all of such Non-assignable Contracts, including, without limitation, (i) providing Hudson Securities with the benefits of and preserving for the benefit of Hudson Securities the rights of Next Generation under such Non-assignable Contracts, and (ii) facilitating receipt of the consideration to be received by Next Generation in and under every such Non-assignable Contracts, which consideration shall be held for the benefit of, and shall be delivered to, Hudson Securities. Next Generation shall reimburse Hudson Securities for any and all reasonable out-of-pocket costs and expenses incurred by Hudson Securities in connection with seeking to obtain or obtaining any such consent, novation or approval after the Closing Date.

ARTICLE 2.

CLOSING; ASSET PURCHASE CONSIDERATION;

DELIVERIES AT CLOSING

2.1 Closing. Subject to Section 7.1(a)(ii), the closing of the Transactions (the “Closing”) contemplated by this Agreement shall occur within five (5) Business Days after satisfaction or waiver of all of the conditions precedent set forth in Sections 6.1 and 6.2 herein at such place as the parties hereto may agree upon. The date of the Closing is referred to herein as the “Closing Date”. At the Closing, Next Generation and Research shall assign, convey and transfer the Acquired Assets.

2.2 Asset Purchase Consideration. In full consideration for the transfer of the Acquired Assets, Hudson shall (i) pay to Associated Bank, National Association the approximate sum of no greater than Three Hundred Thousand Dollars ($300,000) on the promissory note dated November 15, 2008 executed by Next Generation (the “Associated Bank Note”), (ii) assume the Assumed Liabilities and (iii) issue and deliver to Next Generation and Research, in the aggregate, six hundred thousand (600,000) shares of Hudson’s common stock, par value $0.01 per share (the “Hudson Common Shares”), of which three hundred thousand (300,000) Hudson Common Shares shall be subject to the Escrow Agreement set forth in Section 2.3 herein (the “Purchase Price”). Hudson hereby approves the transfer and assignment of the Hudson Common Shares from Research to Next Generation and from Next Generation to its members, subject to the execution and delivery by such members to Hudson of the investment representations set forth in Section 5.10.

2.3 Escrow of Hudson Common Shares. Next Generation hereby authorizes Hudson to deliver three hundred thousand (300,000) of the Hudson Common Shares otherwise deliverable as part of the Purchase Price at the Closing pursuant to Section 2.2 herein into escrow (the “Escrow Shares”) pursuant to the Escrow Agreement in the form of Exhibit B annexed hereto (the “Escrow Agreement”). If and when the Escrow Shares are released from escrow, the Escrow Shares shall be allocated among the members of Next Generation (the “Next Generation Members”) as determined by Next Generation, provided that any such transferees deliver to Hudson duly executed investment representations as set forth in Section 5.10.

(a) Escrow Shares. The Escrow Shares shall be placed in escrow at the Closing for delivery to Next Generation and the Next Generation Members pursuant to the terms of the Escrow Agreement. The Escrow Shares shall be registered in the name of Next Generation until released from escrow and thereafter allocated to the Next Generation Members as determined by Next Generation and shall, while in escrow, be held by Connelly Roberts & McGivney LLC, counsel to Next Generation (the “Escrow Agent”), pursuant to the terms of the Escrow Agreement. The Escrow Shares shall be released to satisfy any indemnification obligations to Hudson pursuant to Section 8 hereof. The Escrow Shares shall be released on the first anniversary of the Closing (i) to Next Generation if none of Boehm, Fierce or Ned Borland (“Borland”) has been terminated by Hudson Securities for Cause (as defined herein) or has voluntary terminated his employment without Good Reason (as defined below) as of such anniversary, or (ii) to Hudson, if either of Boehm, Fierce or Borland has been terminated by Hudson Securities for Cause (as defined herein) or has voluntary terminated his employment without Good Reason (as defined below), subject to the obligation to satisfy any indemnification obligations to Hudson pursuant to Section 8 hereof.

(b) For purposes of this Agreement , “Cause” shall mean:

(i) a material breach or material default of any material policy of the Hudson Securities (including, without limitation, Hudson Securities’ policies with respect to insider trading and other trading activities) not cured within 10 days of written notice thereof if such breach is capable of cure;

(ii) gross negligence or willful misconduct or the breach of a fiduciary duty to Hudson Securities in the performance of duties as an employee of Hudson Securities;

(iii) the commission of an act of fraud, embezzlement or any other crime in the performance of duties as an employee of Hudson Securities ;

(iv) conviction of a felony or any other crime that could materially interfere with the performance of duties as an employee of Hudson Securities hereunder or materially damages the reputation of Hudson Securities ;

(v) failure to hold and maintain in full force and effect during the term of employment, all licenses required by FINRA, all applicable self regulatory organizations, and all federal and state securities and other laws necessary to perform services to Hudson Securities as an employee of Hudson Securities not cured within 10 days of written notice thereof if such failure is capable of cure; or

(vii) intentionally giving or accepting undisclosed material commissions or other payments in cash or in kind in connection with the affairs of Hudson Securities or its clients.

(c) For purposes of this Agreement, “Good Reason” shall mean (A) the failure of Hudson Securities to pay or cause to be paid such Person’s compensation when due or failure to provide, in all material respects, the benefits to which such Person is entitled; or (B) relocation, without such Person’s consent, for more than 60 consecutive days or more than 120 days in any six month period, of such Person’s principal place of employment to a location that is more than 50 miles from Next Generation’s current offices in Chicago, Illinois; provided that the events described in clauses (A) through (B) of this Section shall constitute Good Reason only if Hudson Securities fails to cure such event within 30 days after receipt from such Person of written notice of the event which constitutes Good Reason; provided, further, that, “Good Reason” shall cease to exist for any event described in this Section on the 30th day following the later of its occurrence or such Person’s knowledge thereof, unless such Person has given Hudson Securities written notice of termination prior to such date.

(c) Payment of Dividends; Voting. While in escrow, the Escrow Shares shall be deemed to be issued and outstanding and entitled to any and all cash dividends, dividends payable in securities and other distributions with respect to adjustments based on recapitalization events, provided, however, that prior to the release of the Escrow Shares, neither Next Generation nor the Next Generation Members shall be entitled to vote the Escrow Shares on any matters to come before the stockholders of Hudson.

(d) Distribution of Escrow Shares. In the event that the employment of none of Boehm, Fierce or Borland has been terminated for Cause or has been voluntary terminated by any of them without Good Reason as of the first anniversary of the Closing Date, Hudson Securities shall provide notice to the Escrow Agent and the Escrow Shares shall be released from Escrow to Next Generation or the Next Generation Members. In the event that the employment of any of Boehm, Fierce or Borland has been terminated with Cause or has been voluntarily terminated by any of them without Good Reason as of the first anniversary of the Closing Date, Hudson Securities shall so notify the Escrow Agent and the Escrow Shares shall be released to Hudson. In all other cases, and subject to Section 8, the Escrow Shares shall be released by the Escrow Agent to Next Generation in accordance with the Escrow Agreement and subsequently to the Next Generation Members as determined by Next Generation. Certificates representing the Escrow Shares so issued that are subject to resale restrictions under applicable securities laws will bear a legend to that effect. No fractional shares shall be released or delivered to Next Generation or the Next Generation Members and all fractional shares shall be rounded up or down to the nearest whole share.

(e) Assignability. No Escrow Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of Applicable Law, by Next Generation or any Next Generation Members, or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of Next Generation or any such Next Generation Member, prior to release from Escrow as provided herein.

2.4 Closing Deliverables.

(a) At the Closing, Next Generation and Research shall deliver:

(i) to Hudson or Hudson Securities, as the case may be, all documents and instruments required to be delivered by Next Generation or Research as a condition to Closing as set forth in Section 6.1, duly executed by Next Generation or Research (the “Next Generation Ancillary Agreements”);

(ii) a certificate executed by the managing member of Next Generation certifying [A] the resolutions duly adopted by the managing member of Next Generation and Research authorizing this Agreement, the Next Generation Ancillary Agreements and the Transactions contemplated hereby, in accordance with the operating agreements of Next Generation and Research, the articles of formation and Applicable Law, and [B] the signatures of the officers and the managing member of Next Generation and Research authorized to execute this Agreement, the Next Generation, Ancillary Agreements and the incumbency of such officers and managing member;

(iii) to Hudson or Hudson Securities, as the case may be, all such other documents and instruments as Hudson or Hudson Securities shall reasonably request to consummate the Transactions contemplated by this Agreement; and

(iii) certificates for membership interests in Spark duly endorsed to Hudson, representing all of the membership interests of Spark.

(b) At the Closing, Hudson or Hudson Securities, as the case may be, shall deliver to Next Generation:

(i) stock certificates representing the Hudson Common Shares being delivered to Next Generation (or the Next Generation Members) and being delivered to Escrow Agent;

(ii) a certificate executed by the Secretary of Hudson certifying [A] the resolutions duly adopted by the board of directors of Hudson authorizing this Agreement, the Hudson Ancillary Agreements and the Transactions contemplated hereby, in accordance with the articles of incorporation and by-laws of Hudson and Applicable Law, and [B] the signatures of the officers and directors of Hudson and Hudson Securities authorized to execute this Agreement, the Hudson Ancillary Agreements and the incumbency of the such officers and directors, to Next Generation;

(iii) all documents and instruments required to be delivered by Hudson or Hudson Securities as a condition to Closing as set forth in Section 6.2, duly executed by Hudson or Hudson Securities, as the case may be (the “Hudson Ancillary Agreements”, together with the Next Generation Ancillary Agreements, the “Ancillary Agreements”); and

(iv) all such other documents and instruments as Next Generation shall reasonably request to consummate the Transactions contemplated by this Agreement.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF HUDSON AND HUDSON SECURITIES

In order to induce Next Generation, Research, Spark, Fierce and Boehm to enter into this Agreement and consummate the Transactions contemplated hereby, each of Hudson and Hudson Securities, jointly and severally, hereby makes to Next Generation, Research, Spark, Fierce and Boehm, as of the date of this Agreement and the Closing Date, the representations and warranties contained in this Section 3.

3.1 Organization of Hudson. Hudson and Hudson Securities are each a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and are qualified to do business in every jurisdiction in which the failure to so qualify could have a Material Adverse Effect on them respectively.

3.2 Authorization of Transactions. Hudson and Hudson Securities each have full organizational power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of this Agreement and each such Ancillary

Agreement and all related transactions and to perform their respective obligations hereunder and under each such Ancillary Agreement. Upon execution and delivery by Hudson and Hudson Securities, this Agreement is and each other Ancillary Agreement to which Hudson or Hudson Securities is a party will be duly and validly authorized by all necessary organizational action, and upon execution and delivery by Hudson and Hudson Securities, this Agreement is, and each other Ancillary Agreement to which Hudson and Hudson Securities is a party will be, duly executed and delivered by them respectively, and assuming the due authorization, execution and delivery by Next Generation and Research, will constitute the valid and legally binding obligation of Hudson and Hudson Securities, enforceable against them respectively in accordance with its terms and conditions subject to (a) judicial principles limiting the availability of specific performance, injunctive relief and other equitable remedies, and (b) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

3.3 Non-Contravention. Neither the execution, delivery or performance of this Agreement or the Ancillary Agreement by Hudson and Hudson Securities, nor the consummation of the Transactions as contemplated by this Agreement or the Ancillary Agreement by Hudson and Hudson Securities, nor compliance by Hudson and Hudson Securities with any of the provisions of this Agreement or the Ancillary Agreement (in each case, as applicable) shall (a) violate any Applicable Law to which Hudson or Hudson Securities is respectively subject, (b) violate any provision of the respective governing documents of Hudson or Hudson Securities, (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any note, bond, mortgage, indenture, deed of trust or other agreement, contract or instrument to which Hudson or Hudson Securities is bound or by which Hudson, Hudson Securities or any of their respective properties or assets may be bound or affected, or (d) result in the imposition of any Lien upon any of the properties or assets of Hudson or Hudson Securities, in the case of clauses (a), (c) and (d), as would not have a Material Adverse Effect on Hudson or Hudson Securities.

3.4 Brokers. Neither Hudson, nor its Affiliates have incurred any obligation to any broker or finder in connection with the Transactions and Hudson and Hudson Securities hereby agree to indemnify and hold Next Generation and Research and their respective Affiliates harmless against any liability to any such broker or finder.

3.5 Litigation. There are no legal, administrative, arbitral or other proceedings (including disciplinary proceedings), claims, suits, actions or governmental or regulatory investigations or inquiries of any nature (collectively, “Proceedings”) pending or, to the Knowledge (as defined herein) of Hudson and Hudson Securities, threatened against Hudson, Hudson Securities or their respective Affiliates which (i) seek to restrain or enjoin the consummation of the Transactions, and (ii) could reasonably be expected to have a Material Adverse Effect on Hudson or Hudson Securities.

3.6 Required Government Consents. No approval, authorization, certification, consent, variance, permission, license, or permit to or from, or notice, filing or recording to or with any government or Governmental Authority or regulatory authority is necessary for the execution and delivery of this Agreement and the Ancillary Agreement by Hudson or Hudson Securities, the consummation by Hudson or Hudson Securities of the Transactions, or the performance of Hudson’s or Hudson Securities’ obligations hereunder and pursuant to the Ancillary Agreements, except to the extent that the failure to obtain such approval, authorization, certification, consent, variance, permission, license or Permit would not have a Material Adverse Effect on Hudson or Hudson Securities.

3.7 Stock Issuance. All Hudson Common Shares to be issued in connection with this Agreement and the other Transactions contemplated hereby will, when issued in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable.

3.8 Public Disclosure and Filings. Hudson has filed all reports required to be filed by it under the Securities Act (as defined herein) and the Exchange Act (as defined herein), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as Hudson was required by Applicable Law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports” on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Hudson and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.9 Disclosure. The representations and warranties made or contained in this Agreement and the Schedules and Exhibits hereto and the certificates and statements executed or delivered in connection herewith and all other information provided in writing by Hudson or Hudson Securities to Next Generation in connection with the Transactions contemplated hereby, when taken together, do not and shall not contain any untrue statement of a fact and do not and shall not omit to state a fact required to be stated herein or therein or necessary in order to make such representations, warranties or other material not misleading in the light of the circumstances in which they were made or delivered.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES OF NEXT GENERATION, FIERCE AND BOEHM

In order to induce Hudson and Hudson Securities to enter into this Agreement and consummate the Transactions contemplated hereby, Next Generation, Research, Fierce and Boehm, jointly and severally, hereby make to Hudson and Hudson Securities, as of the date of this Agreement and the Closing Date, the representations and warranties contained in this Section 4, except as otherwise set forth in the “Disclosure Schedule” delivered by Next Generation to Hudson and Hudson Securities.

4.1 Organization and Corporate Power.

(a) Next Generation is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Illinois. The copies of the Articles of Organization of Next Generation, as certified by the Secretary of State of Illinois, and the operating agreement of Next Generation, have been made available to Hudson, are correct and complete as of the date hereof and Next Generation is not in violation of any term of its Articles of Organization and operating agreement. Research is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Illinois. The copies of the Articles of Organization of Research, as certified by the Secretary of State of Illinois, and the operating agreement of Next Generation, have been made available to Hudson, are correct and complete as of the date hereof and Research is not in violation of any term of its Articles of Organization and operating agreement. Next Generation and Research are qualified to do business as a foreign entity and are in good standing in the jurisdictions listed on Schedule 4.1 (a) of the Next Generation Disclosure Schedule, which jurisdictions constitute all of the jurisdictions in which the ownership of properties or the conduct of the Business requires Next Generation or Research to be so qualified, except where the failure to be qualified would not result in a Material Adverse Effect. Research has all requisite corporate power and authority to own the Acquired Assets and carry on the Research and IB Business as now conducted. Next Generation has all requisite corporate power and authority to own Research and, through Spark, carry on the Spark Business as now conducted.

(b) Spark is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Illinois. The copies of the Articles of Organization of Spark, as certified by the Secretary of State of Illinois, and the operating agreement of Spark, have been made available to Hudson, are correct and complete as of the date hereof and Spark is not in violation of any term of its Articles of Organization and operating agreement. Next Generation owns all of the outstanding equity in Spark, free and clear of all Liens. Spark is qualified to do business as a foreign entity and is in good standing in the jurisdictions listed on Schedule 4.1 (b) of the Next Generation Disclosure Schedule, which jurisdictions constitute all of the jurisdictions in which the ownership of properties or the conduct of the Spark Business requires Spark to be so qualified, except where the failure to be qualified would not result in a Material Adverse Effect. Spark has all requisite corporate power and authority to manage the On Shore Fund and the Off Shore Fund. The Spark Equity has been duly authorized and validly issued, and is fully paid and non assessable. Upon the Closing, Next Generation shall deliver the Spark Equity to Hudson free and clear of any Liens.

4.2 Authority; No Violation.

(a) Next Generation and Research have full organizational power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of this Agreement and each such Ancillary Agreement and all related transactions and to perform its obligations hereunder and under each such Ancillary Agreement. Upon execution and delivery by Next Generation, this Agreement is and each other Ancillary Agreement to which Next Generation is a party will be duly and validly authorized by all necessary organizational action, and upon execution and delivery by Next Generation, this Agreement is, and each other Ancillary Agreement to which Next Generation is a party will be, duly executed and delivered by it, and assuming the due authorization, execution and delivery by Hudson and Hudson Securities, will constitute, legal, valid and binding obligations of Next Generation, enforceable against it in accordance with its terms and conditions subject to (a) judicial principles limiting the availability of specific performance, injunctive relief and other equitable remedies, and (b) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

(b) Neither the execution, delivery or performance of this Agreement or the Ancillary Agreements by Next Generation, nor the consummation of the Transactions as contemplated by this Agreement or the Ancillary Agreements by Next Generation, nor compliance by Next Generation with any of the provisions of this Agreement or the Ancillary Agreement (in each case, as applicable) shall (i) violate any Applicable Law to which Next Generation is subject, (ii) violate any provision of the governing documents of Next Generation, (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any note, bond, mortgage, indenture, deed of trust or other agreement, contract or instrument to which Next Generation is bound or by which Next Generation or any of its respective properties or assets may be bound or affected, or (iv) result in the imposition of any Lien upon any of the properties or assets of Next Generation, in the case of clauses (i), (iii) and (iv), as would not have a Material Adverse Effect on Next Generation.

4.3 No Broker. Next Generation has not incurred or become liable for any investment banking fees, brokerage commissions, broker’s or finder’s fees or similar compensation in connection with the Transactions contemplated by this Agreement.

4.4 Legal Proceedings. There are no Proceedings pending or, to the Knowledge of Next Generation, threatened against Next Generation that challenge the validity or propriety of the Transactions contemplated by this Agreement or under the Ancillary Agreements, and there is no injunction, order, judgment or decree imposed upon Next Generation.

4.5 LLC Agreements

(a) Immediately prior to giving effect to the Transactions contemplated hereby, the entire membership interest of Next Generation is as set forth on Schedule 4.5(a) of the Next Generation Disclosure Schedule.

(b) Immediately prior to giving effect to the Transactions contemplated hereby, the entire membership interest of Research is owned by Next Generation.

(c) Immediately prior to giving effect to the Transactions contemplated hereby, the entire membership interest of Sparks is owned by Next Generation.

4.6 Disclosure. The representations and warranties made or contained in this Agreement by Next Generation and Research, the Next Generation Disclosure Schedule and Exhibits hereto and the certificates and statements executed or delivered in connection herewith, when taken together, do not and shall not contain any untrue statement of a fact and do not and shall not omit to state a fact required to be stated herein or therein or necessary in order to make such representations, warranties or other material not misleading in the light of the circumstances in which they were made or delivered.

4.7 Financial Statements.

(a) Attached Schedule 4.7(a) of the Next Generation Disclosure Schedule are true and correct copies of the unaudited income statement of Research for the twelve months ended December 31, 2009. The audited financial statements of Next Generation and Research for 2008 and 2007 previously delivered to Hudson are true and correct in all material respects, were prepared in accordance with GAAP, and represent fairly the condition of Next Generation for the periods presented.

(b) Attached as Schedule 4.7(b) of the Next Generation Disclosure Schedule are true and correct copies of the unaudited financial statements of Spark for the twelve months ended December 31, 2009. The audited financial statements for 2008 and 2007 of Spark previously delivered to Hudson are true and correct in all material respects, were prepared in accordance with GAAP, and represent fairly the condition of Spark for the periods presented.

4.8 Ineligible Persons. To the Knowledge of Next Generation, no Employee is ineligible pursuant to any section of the Exchange Act, or any rule promulgated thereunder, or any FINRA rule or regulation, to serve as a registered representative, except as set forth on Schedule 4.8 of the Next Generation Disclosure Schedule, nor, to the Knowledge of Next Generation, is there any action, proceeding or investigation pending or threatened by any Governmental Authority that would reasonably be expected to result in any such ineligibility or that would provide a reasonable basis for such ineligibility.

4.9 Contracts.

(a) Next Generation has made available or delivered to Hudson correct and complete copies of all written Contracts in excess of $2500 and correct and complete descriptions of all material terms of all oral Contracts set forth on Schedule 1.1(b)(i) in excess of $2500 (collectively “Material Contracts”).

(b) Each Material Contract is valid, binding and in full force and effect, and is enforceable by Next Generation, Research or Sparks, as the case may be, against each other party thereto in accordance with its terms. Next Generation has duly performed all of its obligations under each Material Contract to the extent that such obligations have accrued. There are no existing defaults (or, to the Knowledge of Next Generation, circumstances, occurrences, events or acts that, with the giving of notice or lapse of time or both would become defaults) on the part of Next Generation, or, to the Knowledge of Next Generation, any other party thereto under any Contract. Each Material Contract has been performed by Next Generation, Research or Sparks, as the case may be, in accordance with its terms and Applicable Law in all material respects.

(c) All of the Contracts may be transferred, conveyed and assigned to Hudson Securities or Hudson without obtaining the consent of the other party except for those Contracts set forth on Schedule 4.9(c) of the Next Generation Disclosure Schedule.

4.10 Clients.

(a) With respect to the operation of the Business, Next Generation and Research have complied in all material respects with all record keeping requirements under Applicable Law (including with respect to records in any written or electronic format).

(b) With respect to the operation of the Business, Next Generation and Research have implemented one or more formal codes of ethics, insider trading policies, personal trading policies and other material policies as required by Applicable Law, complete and correct copies of which have been made available to Hudson and/or its representatives. Such codes of ethics, insider trading polices, personal trading policies and other material policies comply in all material respects with Applicable Law. All employees of Research have executed acknowledgments that they are bound by the provisions of such codes of ethics, insider trading policies, personal trading policies and other material policies as required by Applicable Law. To the Knowledge of Research, there have been no material violations by any Employee or waivers or amendments by any them of such codes of ethics or insider trading policies.

(c) There has not been, and as of the date hereof, to the Knowledge of Next Generation, Sparks or Research, there exists no set of facts or circumstances that could reasonably be expected to result in, any material adverse change in Next Generation’s, Research’s or Sparks’ relations with any of the current clients of the Business. Except as set forth on Schedule 4.10(c) of the Next Generation Disclosure Schedule, no current client of the

Business has advised Next Generation in writing that it is terminating or considering terminating the handling of its business by Next Generation or in respect of any particular product, project or service, or is planning to materially reduce its future trading with Next Generation in any manner.

4.11 Employees. The employees set forth on Schedule 4.11 of the Next Generation Disclosure Schedule (the “Employees”) were employed by Research prior to February 1, 2010 in connection with the operation of the Research and IB Business. The Employees were all employed on an “at will” basis.

4.12 Compliance with Applicable Law

(a) Next Generation, Research and Sparks are presently conducting their Business in all material respects in accordance with all Applicable Laws. To the Knowledge of Research or Sparks, no Employee is in default with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any Governmental Authority relating to the Business or which would give rise to an affirmative answer to any of the questions in the disclosure reporting section of Form BD of Research, any Employee, Hudson or Hudson Securities (after giving effect to the Transaction contemplated by this Agreement). Other than as set forth on Schedule 4.12(a) of the Next Generation Disclosure Schedule, to the Knowledge of Research, no Employee has been charged with, threatened with or is under investigation with respect to any violation of any Applicable Law or which could give rise to an affirmative answer to any of the questions in the disclosure reporting section of Form BD of Research, any Employee, Hudson or Hudson Securities (after giving effect to the Transaction contemplated by this Agreement). Each Employee of Research or Sparks who is required to be registered or licensed with any Governmental Authority with respect to the Business is duly registered or licensed as such and such registration or license is in full force and effect.

(b) No Employee is subject to any liability or disability by reason of any failure to be so registered, licensed or qualified if required by Applicable Law, except where the failure to be so registered, licensed or qualified would not be reasonably likely to have a Material Adverse Effect. As it relates to the Business, Research and Sparks have not received written notice of any Proceeding concerning any failure to obtain any broker, dealer, commodity pool operator, futures commission merchant, commodity trading advisor, bank, trust company, real estate broker, insurance company, insurance broker or transfer agent registration, license or qualification.

(c) Intentionally Omitted.

(d) Intentionally Omitted.

(e) Except as set forth in Schedule 4.12(e) of the Next Generation Disclosure Schedule and except for examinations conducted by any Governmental Authority in the regular course of the Business during the last complete calendar year (a complete and accurate copy of each correspondence received in connection with such examinations from or to such Governmental Authority has previously been provided or made available to Hudson), no Governmental Authority has, to the Knowledge of Research, initiated, and no Governmental Authority has provided written notice to Research of any threatened Proceeding or investigation into the Business or the operations of the Business or against any of the Employees and, to the Knowledge of Research, no such Proceeding or investigation is contemplated. Except as set forth in Schedule 4.12(e) of the Next Generation Disclosure Schedule, there is no deficiency, violation or exception claimed or asserted in writing by any Governmental Authority with respect to any examination of the Business that has not been resolved.

(f) Except as set forth in Schedule 4.12(f) of the Next Generation Disclosure Schedule, to the Knowledge of Research, no Employee is, or at any time has been (i) subject to any cease and desist, censure or other disciplinary or similar order issued by, (ii) a party to any written agreement, consent agreement, memorandum of understanding or disciplinary agreement with, (iii) a party to any commitment letter or similar undertaking to, (iv) subject to any order or directive (other than those of general applicability) by relating to the Business, or (v) a recipient of any supervisory letter from, any Governmental Authority relating to the Business.

(g) Research has complied in all material respects with all Applicable Laws regarding the privacy of the clients of the Business in all material respects and has established policies and procedures in this regard reasonably designed to ensure compliance in all material respects with Applicable Law.

(h) To the Knowledge of Research, no Employee has: (a) used any funds of the Business for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any payment in violation of Applicable Law to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any other payment in violation of Applicable Law.

(i) The operations of the Business are and have been conducted at all times in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act) and money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority and no action involving Next Generation, and Research with respect to the foregoing is pending or, to the Knowledge of Next Generation and Research, threatened.

4.13 Insurance. Section 4.13 of the Next Generation Disclosure Schedule sets forth an accurate and complete list of all policies of insurance or bonds owned, held by or covering the Business, true and complete copies of which have been delivered or made available to Hudson. Each insurance policy and bond covering the Business is in full force and effect, all premiums due and payable thereon have been paid and Next Generation and Research have not received written notice from any insurer or agent of any intent to cancel any such insurance policy or bond, and no such insurance policy is occurrence-based. Next Generation and Research have complied in all material respects with the terms and provisions of such policies and bonds. Except as set forth in Schedule 4.13 of the Next Generation Disclosure Schedule, there is no material claim by Next Generation pending under any of such policies or bonds.

4.14 Intellectual Property.

(a) Next Generation owns no Intellectual Property used in connection with the Business.

(b) Except as set forth on Schedule 4.14(b) of the Next Generation Disclosure Schedule:

(i) with respect to the Intellectual Property licensed to Next Generation by a third party (other than commercial off the shelf software which is made available for a total cost of less than $20,000), for use in the Business, Next Generation possesses valid, adequate and enforceable rights to such Intellectual Property as reasonably necessary for the operation of the Business;

(ii) there are no pending or, to the Knowledge of Next Generation, threatened claims against Next Generation alleging that any of the operation of the Business or any activity relating thereto infringes or violates (or in the past infringed or violated) the rights of others in or to any Intellectual Property (“Third Party Intellectual Property”) or constitutes a misappropriation of (or in the past constituted a misappropriation of) any subject matter of any Third Party Intellectual Property of any Person or that any License In is invalid or unenforceable; and

(iii) to the Knowledge of Next Generation and Research, neither the operation of the Business nor any activity relating thereto infringes or violates (or in the past infringed or violated) any Third Party Intellectual Property or constitutes a misappropriation of (or in the past constituted a misappropriation of) any subject matter of any Third Party Intellectual Property.

(c) For purposes of this Agreement, “Intellectual Property” means: (A) patents, patent applications of any kind, patent rights, inventions, discoveries and invention disclosures (whether or not patented) (collectively, “Patents”); (B) rights in registered and unregistered trademarks, service marks, trade names, trade dress, logos, packaging design, slogans and Internet domain names, and registrations and applications for registration of any of the foregoing (collectively, “Marks”); (C) copyrights in both published and unpublished works, including, without limitation, all compilations, databases and computer programs, manuals and other documentation and all copyright registrations and applications, and all derivatives, translations, adaptations and combinations of the above (collectively, “Copyrights”); (D) rights in know-how, trade secrets, confidential or proprietary information, research in progress, algorithms, data, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, techniques, Beta testing procedures and Beta testing results; (E) any and all other intellectual property rights and/or proprietary rights relating to any of the foregoing; and (F) goodwill, franchises, licenses, permits, consents, approvals, and claims of infringement and misappropriation against third parties.

4.15 Real Estate. Research does not own any real property used in the operation of the Business. Schedule 4.15 of the Next Generation Disclosure Schedule identifies the real estate lease to which Research is a party and which is, subject to the consent of the landlord thereunder, part of the Acquired Assets (the “Lease”). The Lease represents the sole real property interests used by Next Generation in connection with its operation of the Business. Except as set forth in Schedule 4.15 of the Next Generation Disclosure Schedule, Next Generation is in sole possession of the premises demised under the Lease and has not assigned, sublet, mortgaged or otherwise conveyed all or any portion of its interest in the Lease or the premises demised under the Lease. The Lease is valid, binding and in full force and effect, and is enforceable against Next Generation, and to the Knowledge of Next Generation, each other party thereto in accordance with its terms. Next Generation has duly performed, in all material respects, all of its obligations under the Lease to the extent that such obligations have accrued. There are no existing defaults (or, to the Knowledge of Next Generation, circumstances, occurrences, events or acts that, with the giving of notice or lapse of time or both would become defaults) on the part of Next Generation, or to the Knowledge of Next Generation, any other party thereto under any Lease. The Lease has been performed by Next Generation in accordance with its terms in all material respects. Next Generation has made available or delivered to Hudson a correct and complete copy of the Lease.

4.16 Absence of Certain Changes. Except as set forth in Schedule 4.16 of the Next Generation Disclosure Schedule, since December 31, 2009, Next Generation has conducted the Business only in the ordinary course consistent with past practice and there has not been:

(a) any change in the condition (financial or otherwise) of the Acquired Assets, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, could reasonably be expected to have a Material Adverse Effect on the Business or, to the knowledge of Next Generation, materially diminish the value to Hudson or Hudson Securities of the Acquired Assets;

(b) any encumbrance placed on any of the Acquired Assets;

(c) any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition of the Acquired Assets, including any of the Intellectual Property, in any single transaction or series of related transactions;

(e) any (i) amendment, (ii) termination or (iii) to the Knowledge of Next Generation, proposed or threatened amendment or termination, of any Contract;

(f) any payment or discharge of a material encumbrance or liability of the Business which was not shown on the Next Generation Balance Sheet;

(g) as it relates to the Business, any material contingent liability incurred by Next Generation as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of, Next Generation, including any write-off or compromise of any accounts receivable other than in the ordinary course of business consistent with past practices;

(h) any change in any material financial accounting principle, method or practice (including any principles, methods or practices relating to the estimation of reserves or other liabilities) of Next Generation as it relates to the Business, other than changes required by GAAP or Applicable Law to be implemented during such period, or any significant changes in billing or collection policies or any internal controls of Next Generation as it relates to the Business;

(i) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Acquired Assets;

(j) as it relates to the Business, any other material transaction entered into by Next Generation; or

(k) any contract, letter of intent or agreement (whether or not binding) with respect to, or other commitment or agreement, whether or not in writing, to do any of the foregoing.

4.17 Assets. Except as set forth in Schedule 4.17 of the Next Generation Disclosure Schedule, the Acquired Assets are owned by Next Generation and Research, as the case may be, free and clear of any and all Liens, or Next Generation or Research holds a valid leasehold interest in, or otherwise has a valid and enforceable license or right to use, all of such Acquired Assets which it does not own. The Acquired Assets are all of the machinery, computers, equipment, supplies, office furniture and all other tangible or intangible personal property used by Next Generation and Research exclusively in connection with the operation of the Business.

4.18 Tax Matters. There are no Liens for Taxes on the Acquired Assets and no Governmental Authority has the right to (nor, to the Knowledge of Next Generation and Research, is there any basis for any such Governmental Authority to) proceed against, attach or in any other manner encumber or diminish Hudson’s or Hudson Securities’ use of the Acquired Assets for Taxes payable with respect to periods ending on or before the Closing Date.

4.19 Environmental Matters.

(a) To the Knowledge of Next Generation, Research has complied with and is in compliance in all material respects with all applicable Environmental Laws with respect to the premises underlying the Lease, except where the failure to comply would not materially adversely affect the financial condition of the Business, and no proceeding is pending or, to the Knowledge of Next Generation, threatened, alleging any failure to so comply.

(b) Research has not received any written notice of any pending litigation, proceeding or claim, and to the Knowledge of Next Generation, there is no threatened litigation, proceeding or claim, with respect to the premises underlying the Lease to the effect that the tenant under the Lease may be liable to any Person, or responsible or potentially responsible for the costs of any remedies or removal action or other cleanup costs, as a result of non compliance with any Environmental Law. To the Knowledge of Next Generation, there is no past or present action, activity, condition or circumstance that could be expected to give rise to any such liability on the part of such tenant for such cleanup costs.

(c) As used herein, the term “Environmental Law” means any federal, state, local or foreign law, permit or agreement with any Governmental Authority relating to the environment in effect in any and all jurisdictions where the premises underlying the Lease are located.

4.20 Restricted Securities.

Next Generation acknowledges and agrees that the Hudson Common Shares are being acquired for investment purposes and not with a view to distribution or resale. Next Generation understands that the Hudson Common Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and that the Hudson Common Shares are being issued pursuant to an exemption from registration under the Securities Act pursuant to Section 4(2) thereof, which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Next Generation’s representations as expressed herein. All of the Next Generation Members are “accredited investors as defined in rule 501 under the Securities Act. Next Generation understands that the Hudson Common Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Next Generation or any permitted transferee (it being understood that the Next Generation Members will be deemed to be permitted transferees) must hold the Hudson Common Shares unless the shares are registered with the Securities Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Next Generation acknowledges that Hudson has no obligation to register or qualify the Hudson Common Shares for resale. Next Generation further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, and the holding period for the Hudson Common Shares. Next Generation further acknowledges that the Hudson Common Shares shall contain a legend setting forth the foregoing restrictions.

4.21 Spark Business

(a) Spark is in compliance in all material respects with all laws and regulations governing the operation of the On Shore fund and the Off Shore Fund. Spark, the Onshore Fund and the Offshore Fund have all material governmental, regulatory and exchange licenses and approvals required to conduct their respective business. There are no Proceedings pending or, to the Knowledge of Next Generation, threatened against Spark, the Onshore fund or the Offshore Fund.

(b) Spark has not received any written investor complaints on behalf of itself or the On Shore and Offshore Fund . There is no action, suit, claim, proceeding, arbitration, governmental inquiry or investigation pending or, to the Knowledge of Next Generation, threatened against Spark, the Onshore Fund or the Offshore Fund at law or in equity before or by any instrumentality, domestic or foreign.

(c) No approval or consent is required in connection with the sale of Spark to Hudson as contemplated herein.

(d) The assets of the Offshore Fund and Onshore Fund are held in custody at Jefferies & Co,.

(e) Attached as Schedule 4.21 are true and correct statements of the assets of the On Shore and Offshore fund as of January 31, 2010.

(f) Spark is not an “investment company” as such term is defined in the Investment Company act of 1940 (the “Investment Company Act”), and is not required to register under the Investment Company Act. Spark is not a registered investment adviser and is not required to register as an investment adviser under the Investment Company Act.

(g) Spark has offered the securities of the Onshore Fund and the Offshore Fund in compliance with the Securities Act, and the securities laws of all other applicable jurisdictions;

(h) The Onshore Fund is duly organized and existing as a limited liability company under the laws of the State of Illinois and has all requisite power and authority under its governing documents and such laws to conduct its business. The Offshore Fund is duly organized and existing as a company under the laws of the Cayman Islands and has all requisite power and authority under its governing documents and such laws to conduct its business.

(i) Spark, the Onshore Fund and the Offshore Fund have all material governmental, regulatory and exchange licenses and approvals required to conduct their respective business.

ARTICLE 5.

COVENANTS

5.1 Making of Covenants. The parties each hereby agree to comply with the covenants and agreements contained in this Article 5.

5.2 Regulatory Filings. Each of Hudson and Hudson Securities will, at its own expense, promptly make all filings with, and seek all consents from, any Government Authority required in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement. Next Generation shall use commercially reasonable efforts to aid, assist and cooperate with all reasonable requests of Hudson or Hudson Securities in connection with Hudson or Hudson Securities obtaining any Governmental Authority approval, including, without limitation, FINRA Rule 1017 approval (if necessary), or other third-party permit, consent or approval required in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement.

5.3 Conduct of Business. Between the date of this Agreement and the Closing, except as expressly required or permitted by other provisions of this Agreement:

(a) Next Generation will conduct the Business only in the ordinary course of business consistent with past practices and in compliance in all material respects with all Applicable Laws and its constituent documents; and

(b) Next Generation will not knowingly take any action that would if taken before the date of this Agreement result in a breach of the representations and warranties set forth in this Agreement without the prior written consent of Hudson.

5.4 Preservation of Business. Between the date of this Agreement and the Closing, Next Generation shall use commercially reasonable efforts to:

(a) Preserve the Business;

(b) Preserve and maintain the Acquired Assets, subject to normal wear and tear;

(c) Preserve the goodwill of the Business; and

(d) Prevent any development or combination of changes, which, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect on the Business.

5.5 Notice Rights and Access. Between the date of this Agreement and the Closing, Hudson shall be entitled to receive all notices and information furnished by Next Generation to the Next Generation Members relating to operational matters of the Business (but not to the Transactions contemplated by this Agreement), in each case, in connection with meetings thereof, as well as copies of the minutes of any such meetings or consents of Next Generation or the Next Generation Members or the manager of Next Generation and a description of any actions taken by such Persons at any such meeting relating to operational matters (but not to the Transactions contemplated by this Agreement). Next Generation shall afford to Hudson and its representatives and agents reasonable access, during normal business hours and with reasonable notice, to the Records of Next Generation related to the business and operations of the Business in order that Hudson may have full opportunity to make such investigations as it shall reasonably desire for purposes consistent with this Agreement.

5.7 Notice of Default. Promptly upon a party becoming aware of the occurrence of any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to such party prior to the date hereof, of any of the representations, warranties or covenants of such party contained in or referred to in this Agreement, such party shall give written notice thereof to the other party in reasonable detail.

5.8 Solicitation of Offers. From the date hereof until the first to occur of (i) March 31, 2010, and (ii) the termination of this Agreement pursuant to Section 7 herein, Next Generation, on behalf of itself and its Affiliates, agrees that neither it nor its Affiliates, managing member, officers, members, employees or agents will: (i) discuss or pursue a possible sale or other transaction with respect to the Acquired Assets or any interest therein, or provide any information to any Person in connection therewith, or (ii) other than as required by Applicable Law, disclose to any other Person the contents of this Agreement. Next Generation shall notify Hudson in the event Next Generation or its Affiliates, managing member, officers, members, employees or agents have received any offer relating to the foregoing.

5.9 Assignment and Assumption of Contributed Assets. The parties shall use commercially reasonable efforts to obtain, and to cooperate with all reasonable requests of Next Generation in connection with it obtaining, any third-party consent or approval required in connection with the assignment to and assumption by Hudson Securities of the Acquired Assets.

5.10 Investment representations. Next Generation will cause its members to make the following investment representations to Hudson in connection with any distribution of Hudson Common Shares to such members:

(a) Such member of Next Generation understands that the Hudson Common Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Hudson Common Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Hudson Common Shares or any part thereof, has no present intention of distributing any of such Hudson Common Shares and has no arrangement or understanding with any other Persons regarding the distribution of such Hudson Common Shares (this representation and warranty not limiting such member’s right to sell the Hudson Common Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Member is acquiring the Hudson Common Shares in the ordinary course of its business. Such Member does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Hudson Common Shares.

(b) Such member is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(c) Such Member, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Hudson Common Shares, and has so evaluated the merits and risks of such investment. Such Member is able to bear the economic risk of an investment in the Hudson Common Shares and, at the present time, is able to afford a complete loss of such investment.

(d) Such Member acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Hudson concerning the terms and conditions of the Hudson Common Shares and the merits and risks of investing in the Hudson Common Shares; and (ii) access to information about the Hudson and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment;

(e) Any sale or transfer of the Hudson Common Shares by the Member may be made only in accordance with SEC Rule 144.

(f) Such member has read Hudson’s SEC Reports and understands the risks related to investing in the Hudson Common Shares.

5.11 Intentionally Omitted

5.12 Defenses and Claims. Upon Hudson’s reasonable request, Next Generation agrees to cooperate with Hudson to maintain, secure, perfect and enforce any defenses, set-offs or counterclaims which Hudson or Hudson Securities shall have with respect to the Acquired Assets and Assumed Liabilities, including the execution of any documents, the giving of any testimony or the taking of any such other action as is reasonably requested by Hudson in connection with such defenses, set-offs or counterclaims.

5.13 Confidentiality. Any information (except publicly available or freely usable material obtained from another source) with respect to any party to this Agreement or its Affiliates will be kept in strict confidence by the other party to this Agreement and its agents. Except as required by Applicable Law, the parties and their respective Affiliates, directors, officers, managers, shareholders, members, employees or agents, will not disclose the terms of the Transactions contemplated hereunder at any time, currently, or on or after the Closing, regardless of whether the Closing takes place, except as necessary to their attorneys, accountants, professional advisors, broker or finders, in which instance such persons and any employees or agents of such party shall be advised of the confidential nature of the terms of the Transaction and shall themselves be required by such party to keep such information confidential. Except as required by Applicable Law, each party shall retain all information obtained from the other and their lawyers on a confidential basis except as necessary to their attorneys, accountants and professional advisors, in which instance such persons and any employees or agents of such party shall be advised of the confidential nature of the terms of the transaction and shall themselves be required by such party to keep such information confidential. Except as required by Applicable Law, each party agrees not to make any press release or public announcement regarding this Agreement and the Transactions contemplated hereby without the prior consent of the other parties.

5.14 Accounts Receivable. To the extent Hudson Securities receives any payment after the Closing from a Person on account of a pre-closing Account Receivable of the Business, Hudson Securities shall hold such payment in trust for the benefit of Next Generation and promptly remit such funds to Next Generation. To the extent Next Generation receives any payment after the Closing from a Person on account of a post-closing Account Receivable of the Business, Next Generation shall hold such payment in trust for the benefit of Hudson and Hudson Securities and promptly remit such funds to Hudson or Hudson Securities.

5.15 Regulatory Documents and Records. After the Closing, upon receipt of reasonable prior notice from Hudson, Next Generation shall provide to Hudson access during normal business hours to all (i) Regulatory Documents that relate to the Business required to be made or preserved by the SEC, FINRA or any state securities commission, and (ii) Records of the Business. Next Generation agrees to preserve the foregoing Regulatory Documents and Records for a period of six years following the Closing. The parties agree that Next Generation’s offices located in Chicago, Illinois shall be designated as the location at which such Regulatory Documents and Records will be maintained and preserved unless and until Next Generation provides Hudson with prior written notice that such Regulatory Documents and Records will be relocated. Next Generation further agrees to make such Regulatory Documents and Records available to all appropriate Governmental Authorities and permit authorized representatives of any Governmental Authority access to such Regulatory Documents and Records for onsite inspections as requested by Hudson. Next Generation further agrees to promptly notify Hudson in writing of any inquiries received from any Governmental Authority with respect to the Business.

5.16 Fulfillment of Conditions. Subject to the terms and conditions of this Agreement, at the Closing, each of Next Generation, Hudson and Hudson Securities will execute and deliver each agreement that such party is required by the terms of this Agreement hereby to execute and deliver as a condition to the Closing, will use its commercially reasonable efforts and proceed diligently and in good faith to satisfy each condition to the obligations contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the non-fulfillment of any such condition.

5.17 Current Information. For so long as the Hudson Common Shares and the Escrow Shares remain issued and outstanding, Hudson shall comply with all periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

ARTICLE 6.

CLOSING CONDITIONS

6.1 Conditions to the Obligation of Hudson. The obligation of Hudson and Hudson Securities to consummate the Transactions contemplated by this Agreement is subject to the fulfillment or waiver by Hudson or Hudson Securities, prior to or at the Closing, of the following conditions precedent:

(a) Representations and Warranties; Covenants. Each of the representations and warranties of Next Generation contained in this Agreement and the Ancillary Agreements shall be true and correct, in all material respects, as of the date hereof and as of the Closing as though made on and as of the Closing (except that those representations and warranties that address matters only as of a particular date shall be true and correct, in all material respects, as of such particular date) and Next Generation shall, on or before the Closing, have performed, in all material respects, its obligations hereunder which by the terms hereof are to be performed on or before the Closing.

(b) Employees. The employees shall have terminated their employment with Next Generation and shall have become employees of Hudson Securities.

(c) Assignment and Assumption Agreement. Research shall have delivered to Hudson Securities a duly executed Assignment and Assumption Agreement in the form of Exhibit C annexed hereto (the “Assignment and Assumption Agreement”).

(d) Assignment and Assumption of Lease. Next Generation shall have delivered to Hudson a duly executed Assignment of Lease in the form of Exhibit D annexed hereto (the “Lease Assignment”).

(e) Escrow Agreement. Next Generation shall have delivered to Hudson a duly executed Escrow Agreement and the Escrow Agreement shall have been executed by the Escrow Agent.

(f) Bill of Sale. Research shall have delivered to Hudson Securities a duly executed Bill of Sale in the form of Exhibit E annexed hereto (the “Bill of Sale”).

(g) Manager’s Certificate; Other Deliverables. The manager of Next Generation shall have delivered to Hudson a certificate as to the satisfaction of the conditions set forth in Section 6.1(a) by Next Generation. All documents, instruments and deliverables set forth in Sections 2.4(a) and 2.5(a) to be delivered to Hudson and Hudson Securities shall have been duly executed and delivered.

(h) No Litigation. There shall have been no institution or threat by any Person (not party to this Agreement) or any federal, state or other Governmental Authority or regulatory agency of litigation, Proceedings or other action against Next Generation, Hudson or Hudson Securities or any of their respective equity holders which, whether or not arising in the ordinary course of business, could reasonably be expected to have a Material Adverse Effect on the Business.

(i) Consents. The consents and approvals set forth in Sections 5.2 and 5.9 shall have been made and obtained.

6.2 Conditions to Obligations of Next Generation. Next Generation’s obligation to consummate the Transactions contemplated by this Agreement is subject to the fulfillment or waived by Next Generation, prior to or at the Closing, of the following conditions precedent:

(a) Representations and Warranties; Covenants. Each of the respective representations and warranties of Hudson and Hudson Securities contained in this Agreement and the Ancillary Agreements shall be true and correct, in all material respects, as of the date hereof and as of the Closing as though made on and as of the Closing (except that those representations and warranties that address matters only as of a particular date shall be true and correct in all material respects as of such particular date), and Hudson and Hudson Securities shall, on or before the Closing, have performed in all material respects their respective obligations hereunder which by the terms hereof are to be performed on or before the Closing.

(b) Officer’s Certificate; Other Deliverables. The Chief Executive Officer of Hudson shall have delivered to Next Generation a certificate as to the satisfaction of the conditions set forth in Section 6.2(a) by Hudson and Hudson Securities. All documents, instruments and deliverables set forth in Sections 2.4(b) and 2.5(b) to be delivered to Next Generation shall have been duly executed and delivered.

(c) Assignment and Assumption Agreement. Hudson Securities shall have delivered to Next Generation a duly executed Assignment and Assumption Agreement.

(d) Escrow Agreement. Hudson shall have delivered to Next Generation a duly executed Escrow Agreement and the Escrow Agreement shall have been executed by the Escrow Agent.

(e) Assignment and Assumption of Lease. Hudson shall have delivered to Next Generation a duly executed Lease Assignment.

(f) No Litigation. There shall have been no institution or threat by any Person (not party to this Agreement) or any federal, state or other Governmental Authority or regulatory agency of litigation, Proceedings or other action against Next Generation, Hudson or Hudson Securities or any of their respective equity holders which, whether or not arising in the ordinary course of business, could reasonably be expected to have a Material Adverse Effect on the Business.

ARTICLE 7.

TERMINATION OF AGREEMENT

7.1 Termination.

(a) This Agreement may be terminated at any time prior to the Closing only by written notice and only as follows:

(i) by written agreement of the parties;

(ii) by either party at any time after March 31, 2010, if the Closing has not theretofore occurred; provided, that a party may not terminate this Agreement pursuant to this Section 7(a)(ii) if the failure to close is the result of an act or omission by such party in breach of this Agreement;

(iii) by either party in the event of the material breach by the other party of (A) any representation or warranty contained herein or in any Schedule or document delivered in connection herewith, or (B) any agreement contained herein, which breach has not been (or cannot be) cured within 15 days after written notice to the breaching party; provided, however, that, notwithstanding the foregoing, a party in material breach of any provision of this Agreement may not terminate this Agreement pursuant to this Section 7.1(a)(iii); or

(iv) by either party if any permanent injunction or action by any court or other Governmental Body or body of competent jurisdiction enjoining, denying any required approval of or otherwise prohibiting consummation of any of the Transactions contemplated by this Agreement becomes final and nonappealable.

(b) Effect of Termination and Abandonment. In the event of termination of this Agreement hereby pursuant to this Section 7, this Agreement will become void and have no effect except that this Section 7 and Sections 5.12 and 9 hereof will survive any termination of this Agreement, and except that, notwithstanding anything in this Agreement to the contrary, no party shall be relieved or released from any liabilities or damages arising out of its fraud or willful breach of any provision of this Agreement.

ARTICLE 8.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

8.1 Survival.

(a) All representations, warranties, covenants, and agreements of the parties made in this Agreement, in any Disclosure Schedule delivered hereunder or in any Ancillary Agreement (i) shall be deemed to have been relied upon by the party to whom they are made, and, subject to Section 8.1(b) below, shall survive the Closing regardless of any investigation on the part of such party or its representatives, and (ii) shall bind the parties’ successors and assigns, whether so expressed or not, and, except as otherwise provided in this Agreement, all such representations, warranties, covenants and agreements shall inure to the benefit of the parties and their respective successors and assigns and to their transferees of securities, whether so expressed or not.

(b) The representations and warranties contained in Articles 3 and 4 hereof shall expire and terminate and be of no further force and effect after the first anniversary of the Closing, except that any written claim for breach thereof made with reasonable specificity prior to such expiration date and delivered to the party against whom such indemnification is sought shall survive thereafter and, as to any such claim, such applicable expiration will not effect the rights to indemnification of the party making such claim; provided, however, that: (i) any such written claim by Hudson or Hudson Securities with respect to a breach of the representations and warranties of Next Generation, Boehm and Fierce contained in Sections 4.2, 4.5(a), 4.17 (the first sentence), 4.18 or 4.19, or fraud on the part of Next Generation of any provision of this Agreement or Ancillary Agreement, may be given at any time, subject to any applicable statutes of limitation; or (ii) any such written claim by Next Generation with respect to a breach of the representations and warranties of Hudson or Hudson Securities contained in Sections 3.2 and 3.7, or fraud on the part of Hudson or Hudson Securities of any provision of this Agreement or Ancillary Agreement, may be given at any time, subject to any applicable statutes of limitation.

8.2 Indemnification.

(a) Indemnification by Next Generation, Fierce and Boehm. Expressly subject to the limitations set forth in Sections 8.2(c), (d), (e) and (f) herein, from and after the Closing, each of Fierce, Boehm and Next Generation, jointly and severally, agrees to defend, indemnify and hold Hudson, Hudson Securities and their respective directors, stockholders, officers, employees and agents (the “Hudson Indemnified Parties”) harmless from and against any and all damages, liabilities, losses, claims, obligations, liens, assessments, judgments, Taxes, fines, penalties, reasonable costs and expenses (including, without limitation, reasonable fees of counsel and costs), as the same are incurred, of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) (“Losses”) which are sustained or suffered by any Hudson Indemnified Party based upon, arising out of, or by reason of (A) any breach of any representation or warranty made by Next Generation, Fierce and Boehm in this Agreement and (B) any breach of any covenant or agreement made by Next Generation in this Agreement or any Ancillary Agreement.

(b) Indemnification by Hudson and Hudson Securities. Expressly subject to the limitations set forth in Sections 8.2(c), (d) , (e), and (f) herein, from and after the Closing, Hudson and Hudson Securities jointly and severally agree to defend, indemnify and hold Next Generation, Research and their respective managing members, managers, members, officers, employees and agents, including Fierce and Boehm (the “Next Generation Indemnified Parties”), harmless from and against any and all Losses which are sustained or suffered by any Next Generation Indemnified Party based upon, arising out of, or by reason of (i) any breach of any representation or warranty made by Hudson or Hudson Securities in this Agreement and (ii) any breach of any covenant or agreement made by Hudson or Hudson Securities in this Agreement or any Ancillary Agreement and (iii) any and all Losses resulting from or relating to the Acquired Assets and/or the Business subsequent to the Closing (including claims made after the Closing which relate to matters or events prior to the Closing).

(c) Limitations on Indemnification. The amount of any Losses incurred or suffered by an indemnified party shall be calculated after giving effect to (i) any insurance proceeds received by the indemnified party or any of its Affiliates with respect to such Losses, and (ii) any recoveries obtained by the indemnified party or any of its Affiliates from any third persons with respect to such Losses, provided that the obligation of an indemnifying party to make any payment to an indemnified party will not be stayed or delayed pending any determination as to whether an insurance carrier will make any payment with respect to all or part of any Losses or whether the indemnified party or any of its Affiliates will recover from any third person with respect to all or part of any Losses. If any such proceeds or recoveries are received by an indemnified party or any of its Affiliates with respect to any Losses after an indemnifying party has made a payment to the indemnified party with respect thereto, the indemnified party or such Affiliate shall pay to the indemnifying party the amount of such proceeds or recoveries (up to the amount of the indemnifying party’s payment).

(d) Special Limitation on Indemnification. In the event that Next Generation, Boehm and Fierce are required to indemnify Hudson or Hudson Securities under this Agreement, such obligation shall be satisfied first against the Escrow Shares (ascribing a value to the Escrow Shares equal to the Fair Market Value (as defined herein)) of the Hudson Common Shares as of the Closing Date). In no event shall Fierce and Boehmn jointly or severally have an aggregate indemnification obligation arising pursuant to this Agreement (including, for purposes of clarification, any claim asserted against them by a Hudson Indemnified Party for breach of their representations, warranties and/or obligations set forth in this Agreement or an Ancillary Agreement) in excess of a dollar amount equal to the Fair Market Value, calculated as of the Closing Date, of the total number of Hudson Common Shares issued, delivered and released to Next Generation pursuant to Section 2.3(c) and the Escrow Agreement (the “Fierce and Boehm Cap”). Fierce and Boehm will only be liable to Hudson Indemnified Parties for any amounts in up to the Fierce and Boehm Cap and their total liability in the aggregate shall not exceed the Fierce and Boehm Cap., In no event shall Hudson and Hudson Securities collectively have an aggregate indemnification obligation arising pursuant to this Agreement (including, for purposes of clarification, any claim asserted against Hudson and/or Hudson Securities by a Next Generation Indemnified Party for breach of their respective representations, warranties and/or obligations set forth in this Agreement or an Ancillary Agreement) in excess of the Fair Market Value, calculated as of the Closing Date, of the total number of Hudson Common Shares issued, delivered and released to Next Generation pursuant to Section 2.3(c) and the Escrow Agreement. For purposes of this Section 8.2, “Fair Market Value” shall be deemed to be the average of the daily last sale prices reported for a share of Hudson common stock on the OTC Bulletin Board for the five (5) trading days immediately preceding the applicable calculation date.

(e) In respect of Hudson’s assertion of a claim for indemnification under Section 8.2(a)(A), or Next Generation’s assertion of a claim for indemnification under Section 8.2(b)(A), as the case may be, such party shall not be entitled to indemnification until the aggregate amount for which indemnification is sought exceeds $5,000 (the “Threshold”). If the Threshold is reached by the amount of such claim and all prior claims, such party may assert such a claim for indemnification for only the amount of such claim above the Threshold.

(f) Notwithstanding anything to the contrary contained in this Agreement or provided for under any Applicable Law, no party hereto shall be liable to any other Person, either in contract or tort, for any consequential, incidental, indirect, special or punitive damages of such other Person, including any loss of future revenue, income or profits, or any diminution of value or multiples of earnings damages relating to the breach or alleged breach hereof, whether or not the possibility of such damages has been disclosed to the other party in advance or could reasonably have been foreseen by such other party.

8.3 Notice; Payment of Losses; Defense of Claims.

(a) An indemnified party shall give the indemnifying party notice of any matter which an indemnified party has determined has given or could give rise to a right of indemnification under this Agreement within 10 days of such determination, stating the amount of the Losses, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.

(b) An indemnified party shall give written notice of a claim for indemnification under Section 8.2 to the indemnifying party, promptly after receipt of any written claim by any third party (each a “Third Party Claim”) and in any event not later than twenty (20) Business Days after receipt of any such written claim (or not later than ten (10) Business Days after the receipt of any such written claim in the event such written claim is in the form of a formal complaint filed with a court of competent jurisdiction and served on the indemnified party), specifying in reasonable detail the amount, nature and source of the claim, and including therewith copies of any notices or other documents received from third parties with respect to such claim; provided, however, that failure to give such notice shall not limit the right of an indemnified party to recover indemnity or reimbursement except to the extent that the indemnifying party suffers any material prejudice or material harm with respect to such claim as a result of such failure. The indemnified party shall also provide the indemnifying party, to the extent such Third Party Claim relates to indemnification under Section 8.2 above, with such further information concerning any such claims as the indemnifying party may reasonably request by written notice. If the indemnifying party (i) gives written notice to the indemnified party stating that such indemnifying party would be liable under the provisions hereof for indemnity in the amount of such Third Party Claim if such claim were valid and that such indemnifying party disputes and intends to defend against such claim, liability or expense at such indemnifying party’s own cost and expense, and (ii) provides assurance reasonably acceptable to such indemnified party that such indemnification will be paid fully and promptly if required, then counsel for the defense shall be selected by such indemnifying party (subject to the consent of such indemnified party, which consent shall not be unreasonably withheld) and such indemnifying party shall not be required to make any payment to the indemnified party with respect to such claim, liability or expense as long as such indemnifying party is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of any such matters by such indemnifying party shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification. If the indemnifying party assumes such defense in accordance with the preceding sentence, it shall have the right, with the consent of such indemnified party, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to Third Party Claims which are susceptible to being settled, provided the settlement includes a complete release of such indemnified party. The indemnifying party shall keep such indemnified party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish such indemnified party with all documents and information that such indemnified party shall reasonably request and shall consult with such indemnified party prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated, such indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and any indemnified party and representation of such parties by the same counsel would be inappropriate under applicable standards of professional conduct, the reasonable expense of separate counsel for such indemnified party shall be paid by such indemnifying party (but such indemnifying party shall be obligated to pay for only one counsel for such indemnified party in any jurisdiction). If no such notice of intent to dispute and defend is given by the indemnifying party or if in the reasonable judgment of the indemnified party such diligent good faith defense is not being or ceases to be conducted, such indemnified party may undertake the defense of (with counsel selected by such indemnified party), and shall have the right to compromise or settle, such Third Party Claim, liability or expense (exercising reasonable business judgment). If such Third Party Claim, liability or expense is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with such indemnifying party in such defense. For purposes of this Section 8.3(b), each party shall provide all reasonable assistance to any indemnifying party and any indemnified party, as the case may be, necessary to defend against any Third Party Claim or any liability or expense related to such Third Party Claim.

8.4 Exclusive Remedy. Except as otherwise specifically provided herein, the remedies provided in Section 8.2 shall be the exclusive monetary remedies (including equitable remedies that involve monetary payment, such as restitution or disgorgement, other than specific performance to enforce any payment or performance due hereunder or any other equitable remedies) of the parties from and after the Closing in connection with any breach of a representation or warranty, or non-performance, partial or total, of any covenant or agreement contained herein or in the Ancillary Agreements.

ARTICLE 9.

MISCELLANEOUS

9.1 Construction; Absence of Presumption.

(a) For the purposes of this Agreement: (i) words (including capitalized terms defined herein) in the singular shall be held to include the plural and vice versa and words (including capitalized terms defined herein) of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Exhibits) and not to any particular provision of this Agreement, and Section, paragraph and Exhibit references are to the Sections, paragraphs and Exhibits to this Agreement, unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement means “including without limitation”; (iv) “commercially reasonable efforts,” and “reasonable efforts” shall not require a waiver by any party of any material rights or any action or omission that would be a breach of this Agreement; (v) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified; and (vi) all references herein to “$” or dollars shall refer to United States dollars, unless otherwise specified.

(b) The parties hereby acknowledge that each party and its counsel have reviewed and revised this Agreement and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Agreement (including all of the Exhibits and Schedules) or any amendments hereto or thereto.

9.2 Fees and Expenses. Each of the parties will bear its respective own expenses in connection with the negotiation, execution, delivery and performance of this Agreement and the Ancillary Agreements, except that Hudson shall pay up to $15,000 of the fees and costs of Connelly Roberts & McGivney LLC for acting as Next Generation’s and Research’s counsel at the Closing.

9.3 Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be construed under and governed by the internal laws of the State of New Jersey without regard to its conflict of laws provisions. Each of the parties hereto irrevocably and unconditionally consents to submit to the exclusive jurisdiction of any state or Federal court located within Hudson County, New Jersey, for all disputes arising under or based on this Agreement, and each of the parties agrees not to commence any action, suit or proceeding relating to any dispute except in such courts. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of any dispute in the state or Federal courts within Hudson County, New Jersey, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum. For at least thirty (30) days prior to filing any suit to enforce this Agreement, the parties will attempt in good faith to resolve any dispute. EACH OF THE PARTIES HERETO (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each of the parties hereto agrees that the prevailing party(ies) in any action arising out of this Agreement and the Transactions contemplated thereby shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action and/or incurred in connection with the preparation therefore.

9.4 Notices. Any notice, request, demand, consent or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by registered, overnight or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

To Hudson or Hudson Securities: Hudson Holding Corporation 111 Town Square Place Suite 1500A Jersey City, New Jersey 07310 Attn: Anthony M. Sanfilippo, CEO		With a copy to: Andrew E. Lewin, Esq. Hudson Holding Corporation 111 Town Square Place Suite 1500A Jersey City, New Jersey 07310

To Next Generation, Research, Fierce or Boehm: One East Wacker Drive Suite 2920 Chicago, Illinois 60601		With a copy to: Nicholas Zagotta, Esq. Connelly Roberts & McGivney LLC 55 West Monroe Street Suite 1700 Chicago, Illinois 60603
Attention:	Timothy M. Fierce Michael W. Boehm

Any notice given hereunder may be given on behalf of any party by its counsel or other authorized representatives.

9.5 Entire Agreement. This Agreement and the Ancillary Agreements, including the Schedules and Exhibits referred to herein and thereto and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such Schedules and Exhibits or in such other writings; and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein or in such Schedules or Exhibits or in such other writings.

9.6 Publicity and Disclosures. No press release or public disclosure, either written or oral, of the Transactions contemplated by this Agreement, shall be made by a party to this Agreement or any representative or agent thereof without the prior written consent of the other parties, except as is required by Applicable Laws.

9.7 Assignability; Binding Effect. This Agreement may not be assigned by a party without the prior written consent of the other parties. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

9.8 Execution in Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. Facsimile signatures shall have the same legal effect as manual signatures.

9.9 Amendments. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, by the party waiving compliance.

9.10 Captions. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof.

9.11 Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.12 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.13 Definitions. For purposes of this Agreement and the Exhibits and Schedules hereto, the following terms shall have the respective meanings set forth in this Section 9.13:

“Accounts Receivable” means amounts owed to a company by a customer.

“Affiliate” means, with respect to any Person, (i) a Person that controls, is controlled by, or is under common control with such Person (it being understood that a Person shall be deemed to “control” another Person, for purposes of this definition, if such Person directly or indirectly has the power to direct or cause the direction of the management and policies of such other Person, whether through holding beneficial ownership interests in such other Person, by contract or otherwise), and (ii) if such Person is a natural person, any spouse or lineal descendant of such Person.

“Agreement” means this Asset Purchase Agreement.

“Ancillary Agreements” shall have the meaning specified in Section 2.5(b)(i).

“Applicable Law” means any domestic or foreign federal, state or local statute, law (whether statutory or common law), ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement (including those of the FINRA or any other self regulatory organization) applicable to and legally binding on the parties or any of their respective Affiliates, equity holders, properties, assets, officers, directors, employees or agents, as the case may be.

“Acquired Assets” shall have the meaning specified in Section 1.1(a).

“Assignment and Assumption Agreement” shall have the meaning specified in Section 6.1(d).

“Associated Bank Note” shall have the meaning specified in Section 2.2.

“Assumed Liabilities” shall have the meaning specified in Section 1.3.

“Bill of Sale” shall have the meaning specified in Section 6.1(h).

“Boehm” shall have the meaning specified in the recitals.

“Business” shall have the meaning specified in the recitals.

“Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in New York, New York, are authorized or obligated pursuant to Applicable Law or executive order to be closed.

“Cause” shall have the meaning specified in Section 2.3(b).

“Closing” shall have the meaning specified in Section 2.1.

“Closing Date” shall have the meaning specified in Section 2.1.

“Contracts” shall have the meaning specified in Section 1.1(c)(i).

“Copyrights” shall have the meaning specified in Section 4.14(c).

“Escrow Agreement” shall have the meaning specified in Section 2.3.

“Exchange Act” shall have the meaning specified in Section 5.16.

“Fierce” shall have the meaning specified in the recitals.

“Fierce and Boehm Cap” shall have the meaning specified in Section 8.1(b).

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GAAP” means generally accepted accounting principles of the United States, consistently applied for the periods referenced.

“Governmental Authority” means any United States or foreign government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the SEC, or any other authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof or any foreign jurisdiction, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any United States or foreign governmental or non-governmental self-regulatory organization, agency or authority, including without limitation FINRA and any securities exchanges (to include the Nasdaq Stock Market).

“Hudson” shall have the meaning specified in the recitals hereto.

“Hudson Securities” shall have the meaning specified in the recitals hereto.

“Hudson Ancillary Agreements” shall have the meaning specified in Section 2.5(b)(i).

“Hudson Common Shares” shall have the meaning specified in Section 2.2.

“Hudson Indemnified Parties” shall have the meaning specified in Section 8.2(a).

“Business” shall have the meaning specified in the recitals hereto.

“Intellectual Property” shall have the meaning specified in Section 4.14(c).

“Employees” shall have the meaning specified in Section 4.11.

“Good Reason” shall have the meaning specified in Section 2.3(c).

“Hudson Common Shares” shall have the meaning specified in Section 2.2.

“Investment Company Act” shall have the meaning specified in Section 4.21.

“Knowledge” means actual knowledge of such Person, with the assumption that such Person shall have made reasonable and diligent inquiry of the matters presented; provided, however, that the Knowledge of any business entity shall include the Knowledge of such entities officers and directors; and further provided, that the Knowledge of Next Generation, Research or Spark shall be limited to, and only include, the Knowledge of Fierce and Boehm.

“Lease” shall have the meaning specified in Section 4.15.

“License Agreement” shall have the meaning specified in Section 1.1(c).

“Licenses In” shall have the meaning specified in Section 4.14(a).

“Liens” shall have the meaning specified in Section 1.1(a).

“LLC Agreement” means the LLC Operating Agreement of Next Generation.

“Material Adverse Effect” means, with respect to a Person or business, a material adverse effect on the financial condition, properties, assets, liabilities, business, prospects, operations or results of operations of such Person and its subsidiaries or business, taken as a whole, provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (a) changes, after the date hereof, in laws and regulations or interpretations thereof by Governmental Authorities generally applicable to financial services businesses but not uniquely relating to Next Generation or the Business, (b) changes, after the date hereof, in GAAP, but not uniquely relating to Next Generation or the Business, (c) actions or omissions of one party taken with the prior written consent of the other party, (d) changes, after the date hereof, in general economic or market conditions affecting financial services businesses generally in the United States, (e) changes resulting from the announcement of this Agreement and the Transactions contemplated hereby; or (f) general changes in the industry in which Next Generation operates; (g) any material disaster or any outbreak or escalation of hostilities or war (whether declared or not declared) or any act of terrorism.

“Material Contract” shall have the meaning specified in Section 1.1(a) .

“Next Generation” shall have the meaning specified in the recitals.

“Person” means any individual, partnership (general or limited), corporation, limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

“Proceedings” shall have the meaning specified in Section 3.5.

“Records” means all corporate, business and operating records, Tax Returns, books and other data relating to the Business (except for Regulatory Documents), including without limitation, Records of the Business prior to the Closing.

“Regulatory Documents” means all forms, reports, registration statements, schedules and other documents filed, and all amendments thereto and documents incorporated by reference therein, or required to be filed, by such Person pursuant to Applicable Laws of any United States or foreign Governmental Authority.

“Research” shall have the meaning specified in the recitals.

“Next Generation” shall have the meaning specified in the recitals hereto.

“Next Generation Ancillary Agreements” shall have the meaning specified in Section 2.4(a)(i).

“Next Generation Indemnified Parties” shall have the meaning specified in Section 8.2(b).

“Next Generation Members” shall mean the members of Next Generation.

“Securities Act” shall have the meaning specified in Section 4.20.

“Spark” shall have the meaning specified in the recitals.

“Spark Business” shall have the meaning specified in the recitals.

“Tax” means any federal, state, county, local, foreign and other taxes, assessments, charges, duties, fees, levies, imposts or other similar charges imposed by a Governmental Authority, including all income, alternative or add-on minimum, gross receipts, sales, use, transfer, gains, ad valorem, franchise, profits, license, state guarantee fund assessments, withholding, payroll, direct placement, employment, excise, severance, stamp, procurement, occupation, premium, property, real property, escheat, environmental or windfall profit tax, custom, duty or other tax, together with any interest, additions or penalties with respect thereto or with respect to any Tax Return, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party Claim” shall have the meaning specified in Section 8.3(b).

“Third Party Intellectual Property” shall have the meaning specified in Section 4.14(b)(ii).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties hereto have caused this Asset Purchase Agreement to be executed as of the date set forth above by their duly authorized representatives.

HUDSON HOLDING CORPORATION

By:
Name:
Title:

HUDSON SECURITIES, INC.

By:
Name:
Title:

NEXT GENERATION HOLDINGS, LLC
By: ,
Title: Manager

NEXT GENERATION EQUITY RESEARCH, LLC
By: NEXT GENERATION HOLDINGS LLC,
Manager

By:
Title: Manager

In respect of Section 4 and Section 8:

/s/ Timothy M. Fierce
TIMOTHY M. FIERCE

/s/ Michael W. Boehm
MICHAEL W. BOEHM

ALLOCATION OF PURCHASE PRICE	EXHIBIT A

FORM OF ESCROW AGREEMENT	EXHIBIT B

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT	EXHIBIT C

FORM OF LEASE ASSIGNMENT	EXHIBIT D

FORM OF BILL OF SALE	EXHIBIT E